UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:
Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5061	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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RCM Technologies, Inc., a Nevada corporation (“RCM” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2013 Annual Meeting of Stockholders to be held on December 5, 2013 and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). In connection with its 2013 Annual Meeting, RCM has filed a definitive proxy statement and a WHITE proxy card with the SEC on October 30, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its stockholders.

Press Release Issued on November 27, 2013

Attached hereto is RCM’s press release, issued on November 27, 2013, in which RCM confirmed that it has made an offer to Legion Partners Asset Management, LLC (“Legion Partners”) and the other members of Legion Partners’ dissident stockholder group (collectively, the “Legion Group”) in an attempt to settle the ongoing proxy contest with respect to the upcoming 2013 Annual Meeting of Stockholders.

RCM’s settlement offer contemplates adding three new independent directors to the RCM Board of Directors (the “RCM Board”).  If the Legion Group accepts RCM’s settlement offer, RCM would revise its proposed slate of nominees for election at the 2013 Annual Meeting to include Michael E.S. Frankel, Roger H. Ballou and Christopher S. Kiper. Each of these nominees would stand for election to serve as directors until the 2014 Annual Meeting. RCM’s settlement offer also contemplates that the Legion Group would agree to a one-year standstill so that RCM, the RCM Board and RCM’s management can return their focus to operating and growing the business with the full confidence that they will not be responding to another proxy contest from the Legion Group at RCM’s 2014 Annual Meeting. RCM’s settlement offer further contemplates that the Legion Group and RCM would each agree to dismiss their respective lawsuits against each other and not initiate further litigation against each other during the standstill period.

In RCM’s letter to Christopher S. Kiper, Managing Director of Legion Partners, RCM noted its belief that the conduct and approach of his Legion Partners colleague, Bradley S. Vizi, during previous settlement negotiations with RCM, and the unreasonable demands made by Mr. Vizi in order to avoid a proxy contest, demonstrated to the RCM Board why Mr. Vizi is not well-suited to serve on the RCM Board.  RCM also noted, in its letter to Mr. Kiper of Legion Partners, that all three of the leading proxy advisory firms have indicated that Mr. Vizi is not their preferred candidate for election to our Board and, in fact, each of these three firms has recommended that RCM’s stockholders NOT support Mr. Vizi.

RCM believes that, like the numerous settlement offers it has previously made to the Legion Group to avoid a costly and distracting proxy contest, this most recent settlement offer is not only highly constructive and reasonable, but also an offer that all stockholders, including the Legion Group, should find to be compelling.  If the Legion Group accepts this settlement, the RCM Board would gain complementary functional competencies, experiences and perspectives from three new independent directors including the two current nominees, Michael E.S. Frankel and Roger H. Ballou, that ISS indicated in its recent report were the most ‘compelling’ nominees for election to the RCM Board.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting.  RCM filed a definitive proxy statement with the SEC on October 30, 2013 (the “RCM Proxy Statement”) in connection with the solicitation of proxies for the 2013 Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE RCM PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the RCM Proxy Statement filed with the SEC in connection with the 2013 Annual Meeting. To the extent holdings of RCM’s securities have changed since the amounts shown in the RCM Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the RCM Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109. In addition, copies of the proxy materials may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:	Investor Contacts: MacKenzie Partners, Inc. Paul Schulman or Robert Marese (212) 929-5500
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM CONFIRMS RECENT OFFER

TO LEGION GROUP TO SETTLE PROXY CONTEST

RCM Offers to Add Three New Independent Directors, Including Two Members of Legion Group

Pennsauken, NJ — November 27, 2013 — RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology, engineering and specialty healthcare services, today confirmed it recently made an offer to the Legion Group in an attempt to settle the ongoing proxy contest with respect to the upcoming 2013 Annual Meeting of Stockholders. As previously announced, the Legion Group is pursuing a proxy contest to elect two nominees to the Board of Directors of RCM at RCM’s 2013 Annual Meeting of Stockholders to be held on Thursday, December 5, 2013, at 6:00 p.m., at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania. RCM has established October 18, 2013 as the record date for stockholders entitled to vote at the 2013 Annual Meeting.

In a letter sent today to Christopher S. Kiper, the managing director of Legion Partners Asset Management, LLC, RCM said: “We have heard from a number of our stockholders their preference that, sooner rather than later, we and the Legion Group should engage in a constructive dialogue to identify a path to move beyond the unnecessary distraction of this proxy contest.  We too look forward to being able to return our full attention and focus to delivering on RCM’s very significant potential and on our various initiatives for enhancing value for all RCM stockholders.”

RCM’s settlement offer contemplates adding three new independent directors to the RCM Board of Directors.  If the Legion Group accepts the offer, RCM would revise its proposed slate of nominees for election at the 2013 Annual Meeting to include Michael E.S. Frankel, Roger H. Ballou and Christopher S. Kiper. Each of these nominees would stand for election to serve as directors until the 2014 Annual Meeting. RCM’s settlement offer also contemplates that the Legion Group would agree to a one-year standstill so that RCM, its Board and its management can return their focus to operating and growing the business with the full confidence that they will not be responding to another proxy contest from the Legion Group at the 2014 Annual Meeting. RCM’s settlement offer further contemplates that the Legion Group and RCM would each agree to dismiss their respective lawsuits against each other and not initiate further litigation against each other during the standstill period.

Leon Kopyt, RCM’s Chairman of the Board and CEO, commented as follows: “Like the numerous settlement offers we previously made to the Legion Group to avoid this costly and distracting proxy contest, we believe that the offer we have made today is not only highly constructive and reasonable but also an offer that all stockholders, including the Legion Group, should find to be compelling. By this settlement, our Board would gain complementary functional competencies, experiences and perspectives from three new independent directors including the two current nominees, Michael E.S. Frankel and Roger H. Ballou, who ISS indicated in its recent report were the most ‘compelling’ nominees for election to our Board.”

The entire letter to the Legion Group’s Mr. Kiper follows:

November 27, 2013

Mr. Christopher S. Kiper

Legion Partners Asset Management, LLC

1247 Stoner Avenue, No. 207

Los Angeles, California 90025

Re: Settlement Offer

Dear Chris,

I am writing on behalf of the Board of Directors (the “Board”) of RCM Technologies, Inc. (“RCM” or the Company”). Over the past few days, we have heard from a number of our stockholders their preference that, sooner rather than later, we and Legion Partners should engage in a constructive dialogue to identify a path to move beyond the unnecessary distraction of this proxy contest.  We too look forward to being able to return our full attention and focus to delivering on RCM’s very significant potential and on our various initiatives for enhancing value for all RCM stockholders.

As you know, we tried numerous times in the past to reach out to your colleague Bradley Vizi in order to understand Legion Partners’ views with respect to RCM.  We sought to engage in a constructive dialogue with him with respect to a settlement framework that would allow us both to avoid a proxy contest at RCM’s 2013 Annual Meeting. Unfortunately, despite our best efforts, we were unable to sustain Mr. Vizi’s interest in such a constructive dialogue. We believe that Mr. Vizi’s unproductive approach to and unreasonable demands during our settlement discussions demonstrate his lack of experience in handling such matters. Mr. Vizi’s conduct and approach also demonstrated to us why, in our view, he is not well-suited to serve on our Board. As you know, all three of the leading proxy advisory firms have indicated that he is not their preferred candidate for election to our Board — in fact, each of these three firms has recommended that our stockholders NOT support Mr. Vizi.

All of that said, we continue to be willing to entertain a reasonable settlement with the Legion Group, provided that such a settlement results in a board structure that provides RCM with strong oversight and a stable atmosphere for focusing on enhancing stockholder value rather than boardroom discord. While any settlement would be subject to the final review and approval of our Board, we would be willing to discuss a settlement with Legion Partners that contemplates the following:

•                  RCM would increase the size of the Board from six to seven members;

•                  RCM would revise its nominee slate for the 2013 Annual Meeting to include the following three nominees: Michael E.S. Frankel, Roger H. Ballou and yourself, each of whom would stand for election to serve as directors until the 2014 Annual Meeting;

•                  A commitment that, like Mr. Frankel, you and Mr. Ballou would each serve out a full term on our Board until your successors are duly elected and, accordingly, would not be entitled to “replacement rights” if you or Mr. Ballou had second thoughts about your willingness to serve on our Board;

•                  The Legion Group and RCM would agree to a one-year standstill so that we can all return our focus to the business with the full confidence that we will not be responding to another proxy contest from your group at the 2014 Annual Meeting; and

•                  The Legion Group and RCM would each agree to dismiss their respective lawsuits against each other and agree not to initiate further litigation against the other during the standstill period.

We hope that you will embrace our very reasonable and constructive approach and accept our extremely reasonable settlement offer so that we can move beyond this unnecessary distraction and return our full attention to delivering on RCM’s very significant potential and our various initiatives for enhancing value for all RCM stockholders. Please feel free to contact me should you have any questions.  We look forward to hearing from you.

Sincerely,

/S/ LEON KOPYT

Leon Kopyt
Chairman of the Board and
Chief Executive Officer

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

Forward-Looking Statements

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company’s ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting. RCM filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting on October 30, 2013 (the “2013 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the 2013 Proxy Statement. To the extent holdings of RCM’s securities have changed since the amounts shown in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin D. Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials, when available, may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.